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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

  As independent public accountants, we hereby consent to the incorporation by reference in this post-effective amendment no. 5 on Form S-3 to S-1 registration statement (333-87607) of our report dated February 9, 2001, included in L90's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this post-effective amendment no. 5 on Form S-3 to S-1 registration statement.


/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
April 13, 2001